Exhibit 99.1

News Release
Date: April 27, 2010 Nalco Reports First Quarter 2010 Financial Results	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

•	Return to top line growth – 10 percent nominal and 4 percent organic sales increase

•	Bottom line leverage – Adjusted EPS up 82 percent; Adjusted EBITDA Up 20 percent

•	Continued strong productivity achievement

(Naperville, Illinois) Nalco (NYSE:NLC), providing essential expertise for water, energy and air, generated solid first-quarter revenue and earnings growth.

Revenues increased 10 percent nominally. All three segments contributed positively to 4 percent organic improvement and currency effects added most of the remaining growth.

Net earnings of $25 million resulted in diluted earnings per share (EPS) of 18 cents that were up 6 percent compared to 17 cents per share on $23 million in net earnings in the prior year. Adjusted EPS, adding back unusual items such as an $18 million Venezuela currency devaluation, was 31 cents in the first quarter of 2010 compared to 17 cents in the prior-year first quarter. (See Attachment 7)

Adjusted EBITDA of $164 million (see Attachment 5) was the Company’s best historical first quarter performance and well above 2009 first quarter Adjusted EBITDA of $136 million. On an unadjusted basis, EBITDA was up 6 percent. Productivity gains of $28 million helped to more than offset continued BRIC+ investments and other cost elements. As a result, direct contribution margins expanded in all three segments, with Water and Paper segments each showing more than 4 percentage point margin improvements.

“The year started reasonably with a first quarter characterized by a slowly improving global industrial economy, increased operating efficiency, and early gains from our aggressive growth investments in technology, training and BRIC+ capability,” said Chairman and Chief Executive Officer Erik Fyrwald. “We are

NALCO COMPANY

encouraged by signs that our end markets should continue to improve gradually through the rest of the year. Our longer term outlook remains very positive.”

Paper Services sales grew 8 percent organically on strong recovery in the Asian paper market and nearly double-digit growth in North America. Water Services sales increased 4 percent organically, as manufacturing, mining, primary metals and food and beverage sales improved meaningfully from prior-year results. Energy Services sales increased 2 percent organically, with growth in Asia and the Middle East and a return to growth in Adomite offsetting particularly weak refinery market conditions in North America.

Geographically, respective nominal and organic percentage sales changes were as follows: Latin America (+18, +4), Asia (+24, +11), Europe, Africa and Middle East (+17, +8) and North America (+1, -1). BRIC+ growth was more than 40 percent nominally, reflecting the early impact of our aggressive growth investment strategy in these key markets. Excluding the Downstream refining market and Nalco Mobotec air protection business, North American revenues would have grown 4 percent organically.

“We have a lot of work to do to achieve our goals this year given continued economic uncertainties and our need to push price to address rising raw material costs,” Fyrwald said. “Despite these pressures, we remain confident in our ability to deliver top- and bottom-line growth. New technology we are bringing to the market continues to increase the return on investment we deliver to our customers by saving water and energy, by preventing maintenance shutdowns and by improving product quality – among other benefits.”

Free Cash Flow was negative in the quarter, as uses of working capital for growth contributed to a negative change from high levels of cash generation in the first quarter of 2009. Days of receivables and inventory increased from year-end 2009, but remained well below prior-year period levels. The effective tax rate in the quarter was 45 percent, with tax effects of the Venezuela currency devaluation, recent U.S. health care legislation and restructuring expenses increasing the level from an Adjusted Effective Tax Rate of 34 percent. (See Attachment 8)

2010 Expectations

Following first quarter results, Nalco upgraded elements of its outlook for 2010 performance. The Company continues to expect mid-single-digit organic sales growth for the year. Adjusted EBITDA is now expected to exceed $710 million for the year, with an improving tax rate contributing to an Adjusted EPS target of more than $1.30. Productivity targets remain at $100 million and Free Cash Flow is still expected to exceed $100 million. Working capital tied to growth is becoming a use of cash and capital expenditures are projected to increase from 2009’s depressed level on growth of automation and other high return

NALCO COMPANY

investments at customer sites. The effective tax rate for the year is still expected to be approximately 35 percent.

“We are pleased with our performance in the first quarter and are positioned to participate in continuing economic recovery,” noted CEO Fyrwald.

Investor Day

Nalco will host an Investor and Analyst Day at its corporate headquarters beginning with a dinner on Monday, May 17 and with presentations during the morning of Tuesday, May 18. For additional details and to request an invitation, please send an e-mail to Mike Bushman at mbushman@nalco.com.

Conference Call/Webcast

Nalco will discuss first quarter 2010 results in a conference call and audio-only Webcast to be held on Wednesday, April 28 at 10 a.m. ET. Information on the conference call and Webcast is available on our website at www.nalco.com/investors.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World Index. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2009, Nalco achieved sales of more than $3.7 billion. For more information visit www.nalco.com.

Follow us on Twitter at www.twitter.com/Nalco_News and www.twitter.com/NalcoCompany.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to reported EPS as shown on Nalco’s Statement of Operations is included in Attachment 7. Adjusted Effective Tax Rate is defined as the income tax provision excluding the tax expense (benefit) of specified transactions, divided by earnings before income taxes excluding the earnings (loss) before income taxes attributable to those specified transactions. It is reconciled to the actual effective tax rate on Attachment 8. In addition, Nalco may discuss sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures

NALCO COMPANY

should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Earnings Per Share Data (Unaudited)
8.	Adjusted Effective Income Tax Rate (Unaudited)
9.	2009 Company Results Reclassified to Conform with 2010 Presentation (Unaudited)
10.	2009 Segment Results Reclassified to Conform with 2010 Presentation (Unaudited)

Nalco Holding Company and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in millions)

	(Unaudited) March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$211.6	$127.6
Accounts receivable, less allowances of $19.8 in 2010 and $17.8 in 2009	684.7	681.2
Inventories:
Finished products	260.1	232.6
Materials and work in process	77.5	81.2

	337.6	313.8
Prepaid expenses, taxes and other current assets	157.3	122.2

Total current assets	1,391.2	1,244.8

Property, plant, and equipment, net	665.9	678.1
Intangible assets:
Goodwill	1,784.7	1,800.0
Other intangibles, net	1,055.2	1,055.9
Other assets	175.1	186.0

Total assets	$5,072.1	$4,964.8

Liabilities and equity
Current liabilities:
Accounts payable	$315.5	$315.4
Short-term debt	362.2	229.8
Other current liabilities	333.7	380.6

Total current liabilities	1,011.4	925.8

Other liabilities:
Long-term debt	2,695.0	2,714.3
Deferred income taxes	247.7	202.9
Accrued pension benefits	398.0	418.1
Other liabilities	210.1	212.1

Equity:
Nalco Holding Company shareholders' equity	482.4	471.6
Noncontrolling interest	27.5	20.0

Total equity	509.9	491.6

Total liabilities and equity	$5,072.1	$4,964.8

ATTACHMENT 1

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(dollars in millions, except per share amounts)

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Net sales	$956.6	$868.4
Operating costs and expenses:
Cost of product sold	514.8	489.4
Selling, administrative, and research expenses	306.5	277.0
Amortization of intangible assets	10.7	11.6
Restructuring expenses	1.5	0.3

Total operating costs and expenses	833.5	778.3

Operating earnings	123.1	90.1

Other income (expense), net	(18.9)	2.8
Interest income	2.2	1.3
Interest expense	(58.7)	(57.9)

Earnings before income taxes	47.7	36.3

Income tax provision	21.6	11.6

Net earnings	26.1	24.7

Less: Net earnings attributable to noncontrolling interests	0.9	1.5

Net earnings attributable to Nalco Holding Company	$25.2	$23.2

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.18	$0.17

Diluted	$0.18	$0.17

Weighted-average shares outstanding (millions):
Basic	138.3	138.1

Diluted	139.2	138.2

Cash dividends declared per share	$0.035	$0.035

ATTACHMENT 2

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Operating activities
Net earnings	$26.1	$24.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	30.2	32.9
Amortization	10.7	11.6
Amortization of deferred financing costs	3.0	2.3
Other, net	29.3	14.4
Changes in operating assets and liabilities	(97.6)	80.8

Net cash provided by operating activities	1.7	166.7

Investing activities
Additions to property, plant, and equipment, net	(26.4)	(18.8)
Business purchases, net of cash acquired	—	(23.7)
Other, net	—	0.4

Net cash used for investing activities	(26.4)	(42.1)

Financing activities
Cash dividends	(9.7)	(4.8)
Changes in short-term debt, net	130.6	(22.3)
Proceeds from long-term debt	—	5.0
Other, net	0.6	(0.1)

Net cash provided by (used for) financing activities	121.5	(22.2)
Effect of exchange rate changes on cash and cash equivalents	(12.8)	(0.9)

Increase in cash and cash equivalents	84.0	101.5
Cash and cash equivalents at beginning of period	127.6	61.8

Cash and cash equivalents at end of period	$211.6	$163.3

ATTACHMENT 3

Nalco Holding Company and Subsidiaries

Segment Information

(Unaudited)

(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Segment net sales:
Water Services	$415.8	$369.2
Paper Services	178.4	157.7
Energy Services	362.4	341.5

Total segment net sales	$956.6	$868.4

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Segment direct contribution:
Water Services	$82.7	$56.4
Paper Services	29.7	19.2
Energy Services	82.3	74.2

Total segment direct contribution	194.7	149.8

Expenses not allocated to segments:
Administrative expenses	59.4	47.8
Amortization of intangible assets	10.7	11.6
Restructuring expenses	1.5	0.3

Operating earnings	123.1	90.1
Other income (expense), net	(18.9)	2.8
Interest income	2.2	1.3
Interest expense	(58.7)	(57.9)

Earnings before income taxes	$47.7	$36.3

ATTACHMENT 4

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2010	Three Months ended March 31, 2009

Net earnings attributable to Nalco Holding Company	$25.2	$23.2
Income tax provision	21.6	11.6
Interest expense, net of interest income	56.5	56.6
Depreciation	30.2	32.9
Amortization	10.7	11.6

EBITDA	144.2	135.9
Restructuring expenses	1.5	0.3
Foreign exchange loss from devaluation of
Venezuelan bolivar fuerte	18.4	—

Adjusted EBITDA	$164.1	$136.2

ATTACHMENT 5

Nalco Holding Company and Subsidiaries

Free Cash Flow

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Net cash provided by operating activities	$1.7	$166.7
Net earnings attributable to noncontrolling interests	(0.9)	(1.5)
Additions to property, plant, and equipment, net	(26.4)	(18.8)

Free cash flow	$(25.6)	$146.4

ATTACHMENT 6

Nalco Holding Company and Subsidiaries

Earnings Per Share Data

(Unaudited)

	Three Months ended March 31, 2010	Three Months ended March 31, 2009
Adjusted earnings per share attributable to Nalco Holding Company*	$0.31	$0.17
Restructuring expenses, net of tax	0.01	—
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte, net of tax	0.10	—
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	0.02	—
Diluted net earnings per share attributable to Nalco Holding Company, as reported	$0.18	$0.17

*	Excludes after-tax impact of restructuring expenses, foreign exchange loss from devaluation of Venezuelan bolivar fuerte, and deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits.

ATTACHMENT 7

Nalco Holding Company and Subsidiaries

Adjusted Effective Income Tax Rate

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2010
	Earnings before IncomeTaxes	Income Tax Provision	Effective Income Tax Rate
As reported	$47.7	$21.6	45.3%
Less:
Restructuring expenses	(1.5)	0.1
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte	(18.4)	(4.2)
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	—	2.6

As adjusted	$67.6	$23.1	34.2%

ATTACHMENT 8

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

2009 Results Reclassified to Conform with 2010 Presentation

(Unaudited)

(dollars in millions, except per share amounts)

	Three Months ended March 31, 2009	Three Months ended June 30, 2009	Three Months ended September 30, 2009	Three Months ended December 31, 2009	Year ended December 31, 2009
Net sales	$868.4	$913.1	$957.0	$1,008.3	$3,746.8
Operating costs and expenses:
Cost of product sold	489.4	502.7	505.4	543.4	2,040.9
Selling, administrative, and research expenses	277.0	304.8	317.4	307.1	1,206.3
Amortization of intangible assets	11.6	11.7	12.3	12.3	47.9
Restructuring expenses	0.3	43.9	2.7	0.9	47.8

Total operating costs and expenses	778.3	863.1	837.8	863.7	3,342.9

Operating earnings	90.1	50.0	119.2	144.6	403.9

Other income (expense), net	2.8	(14.3)	(0.7)	(5.4)	(17.6)
Interest income	1.3	0.8	0.8	1.0	3.9
Interest expense	(57.9)	(65.6)	(65.4)	(65.6)	(254.5)

Earnings (loss) before income taxes	36.3	(29.1)	53.9	74.6	135.7

Income tax provision (benefit)	11.6	(1.8)	24.4	33.6	67.8

Net earnings (loss)	24.7	(27.3)	29.5	41.0	67.9

Less: Net earnings attributable to noncontrolling interests	1.5	1.9	1.5	2.5	7.4

Net earnings (loss) attributable to Nalco Holding Company	$23.2	$(29.2)	$28.0	$38.5	$60.5

Net earnings (loss) per share attributable to Nalco Holding Company common shareholders:
Basic	$0.17	$(0.21)	$0.20	$0.28	$0.44

Diluted	$0.17	$(0.21)	$0.20	$0.28	$0.44

Weighted-average shares outstanding (millions):
Basic	138.1	138.2	138.2	138.2	138.2

Diluted	138.2	138.2	138.7	139.1	138.6

Cash dividends declared per share	$0.035	$0.035	$0.035	$0.035	$0.14

ATTACHMENT 9

Nalco Holding Company and Subsidiaries

Segment Information

2009 Results Reclassified to Conform with 2010 Presentation

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2009	Three Months ended June 30, 2009	Three Months ended September 30, 2009	Three Months ended December 31, 2009	Year ended December 31, 2009
Segment net sales:
Water Services	$369.2	$397.0	$425.6	$444.5	$1,636.3
Paper Services	157.7	164.6	175.7	185.5	683.5
Energy Services	341.5	351.5	355.7	378.3	1,427.0

Total segment net sales	$868.4	$913.1	$957.0	$1,008.3	$3,746.8

Segment direct contribution:
Water Services	$56.4	$68.6	$96.6	$93.7	$315.3
Paper Services	19.2	26.2	34.5	39.5	119.4
Energy Services	74.2	78.2	82.2	86.7	321.3

Total segment direct contribution	149.8	173.0	213.3	219.9	756.0

Expenses not allocated to segments:
Administrative expenses	47.8	67.4	79.1	62.1	256.4
Amortization of intangible assets	11.6	11.7	12.3	12.3	47.9
Restructuring expenses	0.3	43.9	2.7	0.9	47.8

Operating earnings	90.1	50.0	119.2	144.6	403.9
Other income (expense), net	2.8	(14.3)	(0.7)	(5.4)	(17.6)
Interest income	1.3	0.8	0.8	1.0	3.9
Interest expense	(57.9)	(65.6)	(65.4)	(65.6)	(254.5)

Earnings (loss) before income taxes	$36.3	$(29.1)	$53.9	$74.6	$135.7

ATTACHMENT 10